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                                                                  EXHIBIT (a)(3)
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                         Notice of Guaranteed Delivery
                                      for
                     Tender of Shares of Common Stock and
                       Warrants to Purchase Common Stock

                                      of

                              Aqua Alliance Inc.
                       Pursuant to the Offer to Purchase
                              Dated July 16, 1999

                                      of

                         Aqua Acquisition Corporation,
                    an indirect wholly owned subsidiary of
                                    Vivendi

                   (Not to be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Class A Common Stock, par value $.001 per share (the "Shares"), of Aqua Alliance Inc. (the "Company"), a Delaware corporation, and Warrants to purchase the Shares issued pursuant to the Company Rights Offering, dated January 26, 1998 ("Warrants"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in "THE TENDER OFFER--Section 1. Terms of the Offer" of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering the Shares and Warrants" of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

        By Mail:                   By Hand:            By Overnight Delivery:
     Reorganization             Reorganization             Reorganization
       Department                 Department                 Department
      P.O. Box 3301              120 Broadway            85 Challenger Road
  South Hackensack, NJ            13th Floor              Mail Drop-Reorg.
          07606               New York, NY 10271         Ridgefield Park, NJ
                                                                07660

                                 By Facsimile
                                 Transmission:
                                (201) 296-4293
                                 (For Eligible
                              Institutions Only)

                             Confirm Facsimile by
                                  Telephone:
                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Aqua Acquisition Corporation (the "Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Vivendi, a societe anonyme organized under the laws of the Republic of France, receipt of which is hereby acknowledged, the shares of Class A Common Stock, par value $.001 per share (the "Shares") of Aqua Alliance Inc. (the "Company"), a Delaware corporation, the number of which is set forth below, and the Warrants to purchase the Shares issued pursuant to the Company Rights Offering, dated January 26, 1998 ("Warrants"), the number of which is set forth below, pursuant to the Purchaser's Offer to Purchase, dated July 16, 1999, and the related Letter of Transmittal (which, together with any amendment or supplements thereto, collectively constitute the "Offer"), pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering the Shares and Warrants" of the Offer to Purchase.


 Number of Shares: _________________       Name(s) of Record Holder(s):


 Certificate Nos. (if available):          -----------------------------------


 -----------------------------------       -----------------------------------
                                                      Please Print


 -----------------------------------
                                           Address(es): ______________________

 Check box if Shares will be
 tendered by book-entry transfer:
 [_]

                                           -----------------------------------


                                           -----------------------------------
 Account Number: ___________________                                  Zip Code


 Dated: _____________________ , 1999       Area Code and Tel. No.:


 Number of Warrants: _______________       -----------------------------------


 Certificate Nos. (if available):          -----------------------------------


 -----------------------------------       Signature(s): _____________________


 -----------------------------------       -----------------------------------

 Check box if Warrants will be
 tendered by book-entry transfer:
 [_]

 Account Number: ___________________

 Dated: _____________________ , 1999


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                                   GUARANTEE
                   (Not To be Used for Signature Guarantees)

  The undersigned, a participant in the Security Transfer Agents Medallion Program or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17A-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"), guarantees to deliver to the Depositary either certificates representing the Shares and/or Warrants tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares and/or Warrants into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Shares and/or Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     _____________________________________
                                                  Authorized Signature


Address: ____________________________
                                          Name: _______________________________

_____________________________________                    Please Print

                             Zip Code
                                          Title: ______________________________


Area Code and Tel. No.: _____________

                                          Dated: _______________________ , 1999
NOTE: DO NOT SEND CERTIFICATES FOR SHARES AND/OR WARRANTS WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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